EXHIBIT 99.1

     [Newell Rubbermaid logo]                                     News Release
     Newell Rubbermaid Inc.
     Freeport, Illinois
     SECURITIES LISTED NYSE/CSE
     Common Stock (Symbol-NWL)
     Web:  www.newellco.com

                       NEWELL COMPLETES RUBBERMAID ACQUISITION

        FREEPORT, IL March 24, 1999 - Newell Co. (NYSE, CSE: NWL) and Rubbermaid Incorporated announced today that their previously announced merger has been completed. As a result of the merger, former Rubbermaid shareholders receive 0.7883 of a share of Newell common stock for each share of Rubbermaid common stock they owned. The merger was treated as a tax-free reorganization for federal income tax purposes and will be accounted for under the pooling of interests method of accounting.
     The combined company is called Newell Rubbermaid Inc. and joins the exceptional financial performance and superior customer service of Newell with the powerful brand franchises and product innovation of Rubbermaid.

         Based in Freeport, Illinois, Newell Rubbermaid Inc. is a multi-national manufacturer and marketer of high-volume, branded, staple consumer products with restated 1998 sales of $6.2 billion. Newell Rubbermaid products are sold through a variety of retail and wholesale distribution channels in the following business segments: Household Products, including Mirro{RT} and Calphalon{RT} cookware, Rubbermaid{RT} and Curver{RT} home products, Little Tikes{RT}, Graco{RT} and Century{RT} infant and juvenile products, Anchor Hocking{RT} glassware and Goody {RT} hair accessories; Hardware and Home furnishings, including Levolor{RT}, Kirsch{RT} and Newell{RT} window treatments, Amerock{RT}, EZ Paintr{RT}, BernzOmatic{RT} and Bulldog{RT} hardware and tools, Intercraft{RT} and Burnes{RT} picture frames and Lee Rowan{RT} home storage products; and Office Products, including Sanford{RT}, Berol{RT}, Sharpie{RT} and Rotring{RT} writing instruments and Rolodex{RT} and Eldon{RT} office storage and organization products.

        The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. These factors include, without limitation, those disclosed in Newell's and Rubbermaid's Form 10-K filings with the Securities and Exchange Commission and in Newell's S-4 Registration Statement filed with the Securities and Exchange Commission relating to the merger.


        [Newell Rubbermaid logo]
        At Newell Rubbermaid
        Ross A. Porter, Jr.
        Vice President - Investor Relations
        6833 Stalter Drive
        Rockford, IL 61108
        Phone:  (815) 381-8150
        Fax: (815) 381-8155